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                                                                    EXHIBIT 99.2


              REQUIRED LETTER TO SECURITIES AND EXCHANGE COMMISSION
                             UNDER TEMPORARY NOTE 3T


June 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20001


Ladies and Gentlemen:

This letter is furnished pursuant to your March 18, 2002 release and procedures relating to companies using Arthur Andersen LLP as their independent auditors.

Arthur Andersen LLP audited the consolidated and combined financial statements of Valero L.P. and Valero Logistics Operations, L.P. included in this Form 8-K/A filed substantially contemporaneously with this letter. In connection therewith, Arthur Andersen LLP represented to us that its audit was subject to its quality control system for its U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen LLP was not relevant to the audit.

Sincerely,
Valero L.P.

 By: Riverwalk Logistics, L.P., its General Partner

  By: Valero GP, LLC, its General Partner


/s/ John H. Krueger, Jr.
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John H. Krueger, Jr.
Senior Vice President and Controller